Exhibit 99.2

1	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Prepared Remarks
Nuance First Quarter 2021
Prepared Remarks and Earnings Conference Call
We are providing these prepared remarks, in combination with the press release, to provide additional detail in advance of the quarterly conference call. These prepared remarks will not be read on the call.
The conference call will begin at 5:00 p.m. ET today. To participate, please access the live webcast at http://investors.nuance.com, or by dialing 1-888-317-6003 (US and Canada) or 1-412-317-6061 (international) and referencing code 9035615.

Both these and the quarterly conference call remarks include certain forward-looking statements and non-GAAP financial measures. Please reference the “Safe Harbor and Forward-Looking Statements” section for important caveats with respect to forward-looking information, and the “Discussion of non-GAAP Financial Measures” and related Supplemental Financial Information for more details on our non-GAAP financial measures.

In November 2020, we announced the sale of our medical transcription and electronic healthcare record go-live businesses. The sale is on track to close during fiscal Q2 2021. Accordingly, we are now presenting our results on a continuing and discontinued operations basis, giving effect to the disposition of these businesses. All commentary is provided on a continuing operations basis. A reconciliation of continuing and discontinued operations to total operations is provided in the accompanying tables. All references to income statement results are non-GAAP unless otherwise stated.

Q1 2021 Summary
The first quarter marked a strong start to the fiscal year, with yet another quarter of solid execution against our strategic and financial objectives. In Q1, we exceeded the high end of our guidance expectations for both revenue and earnings per share, at $346 million and $0.20, respectively. In Healthcare, as discussed during our November earnings call, organic revenue declined 7% due to a government contract in our non-strategic coding business which did not renew and created a difficult year-over-year compare in Q1. Looking beyond the effects of this non-strategic contract, we delivered solid results in Healthcare as we continue to execute on our cloud-first approach and strategic initiatives. In particular, we saw strong demand for our cloud-based solutions, with Healthcare cloud revenue growth of 28% year-over-year driven primarily by our Dragon Medical One and CDE One offerings. Enterprise delivered another record revenue quarter, up slightly from its previous record in Q1'20, driven by particularly strong demand for our Security & Biometrics solutions. Overall, we are pleased with our Q1 performance and are confident that our results position us well as we progress through the rest of the fiscal year.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

2	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Q1 2021 Summary of GAAP and Non-GAAP Financial Results

Q1 2021 Detailed Financial Results

($ in millions except earnings per share)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Year-Year Change*

GAAP Revenue	$361.5	$315.9	$298.6	$307.7	$1,283.8	$345.8	($15.8)
GAAP Gross Profit	$211.8	$191.9	$178.3	$180.8	$762.8	$214.0	$2.2
GAAP Gross Margin %	58.6%	60.7%	59.7%	58.8%	59.4%	61.9%	3.3%
GAAP Operating Income	$36.0	$11.2	$11.9	($0.5)	$58.7	$31.5	($4.5)
GAAP Operating Margin	10.0%	3.5%	4.0%	(0.1)%	4.6%	9.1%	(0.8)%
GAAP Interest Expense	$23.8	$23.6	$23.7	$22.8	$94.0	$23.0	($0.8)
GAAP Taxes	($41.3)	$13.9	($12.8)	$9.3	($30.9)	$2.3	$43.6
GAAP Net Income (Loss)	$43.6	($26.5)	$2.3	($32.4)	($13.0)	$7.0	($36.7)
GAAP Diluted EPS	$0.15	($0.09)	$0.01	($0.11)	($0.05)	$0.02	($0.13)

Non-GAAP Revenue	$361.6	$316.1	$298.6	$307.7	$1,284.1	$345.8	($15.8)
Non-GAAP Gross Profit	$224.0	$204.9	$190.9	$195.6	$815.5	$225.3	$1.3
Non-GAAP Gross Margin %	62.0%	64.8%	63.9%	63.6%	63.5%	65.2%	3.2%
Non-GAAP Operating Income	$90.4	$65.0	$63.8	$59.0	$278.2	$91.4	$1.0
Non-GAAP Operating Margin	25.0%	20.6%	21.4%	19.2%	21.7%	26.4%	1.4%
Depreciation	$7.8	$7.3	$7.2	$8.2	$30.5	$8.0	$0.2
Non-GAAP EBITDA	$98.2	$72.3	$71.1	$67.1	$308.7	$99.4	$1.2
Non-GAAP Interest Expense	$11.4	$11.3	$11.7	$10.7	$45.2	$10.7	($0.7)
Non-GAAP Taxes	$20.5	$11.5	$11.5	$6.2	$49.7	$18.8	($1.7)
Non-GAAP Effective Tax Rate	24.4%	20.0%	22.1%	12.9%	20.6%	23.1%	(1.3)%
Cash Taxes**	$1.9	$11.3	$13.5	$4.3	$30.9	$2.7	$0.8
Cash Tax Rate	2.3%	19.6%	25.9%	8.9%	12.8%	3.4%	1.1%
Non-GAAP Net Income	$63.5	$45.9	$40.5	$42.1	$192.0	$62.5	($1.0)
Non-GAAP Diluted EPS	$0.22	$0.16	$0.14	$0.14	$0.66	$0.20	($0.02)

Hosting Revenue	$146.5	$152.0	$154.5	$157.9	$610.8	$167.3	$20.9
Maintenance & Support Revenue	$62.6	$64.2	$64.4	$65.5	$256.7	$63.9	$1.3
Product and Licensing Revenue	$125.0	$69.6	$48.7	$52.6	$295.9	$86.0	($39.0)
Professional Services Revenue	$27.6	$30.4	$31.1	$31.7	$120.7	$28.5	$0.9
Total Non-GAAP Revenue	$361.6	$316.1	$298.6	$307.7	$1,284.1	$345.8	($15.8)
(*) Change in dollars, percentage, and basis points calculated using actual results. May not add due to rounding for table presentation purposes.
(**) In the first quarter of fiscal year 2021, we refined our cash tax computation methodology to represent actual cash outflows and/or inflows in each period. We have updated all periods presented to reflect this new methodology.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

3	2021 First Quarter Results
Prepared Remarks
February 8, 2021

•Q1 GAAP revenue decreased $15.8 million year-over-year.
•Q1 non-GAAP revenue of $345.8 million declined 4.3% on an organic basis due to a non-strategic coding contract that did not renew in the quarter, creating a difficult year-over-year compare for Q1. This headwind was partially offset by growth in our cloud-based offerings, in particular Dragon Medical One and CDE One. Similarly, we also benefited from growth in our Intelligent Engagement offerings, with particular strength in our Security & Biometrics solutions.
•Q1 Hosting revenue grew year-over-year for the seventh consecutive quarter to $167.3 million as we progress in the shift of our Healthcare on-premise licensing business to cloud services. This was driven in part by continued strength in Dragon Medical Cloud & DAX revenue, which increased 22% year-over-year, as well as strong growth in our CDI cloud offering.
•Product & Licensing revenue declined $39.0 million, due to the combined impacts of the coding contract noted, our favorable shift in revenue mix towards cloud and a tough compare in our Enterprise business due to strong Voice IVR license revenue in Q1 of last year.
•GAAP gross margin for the quarter was 61.9%.
•Non-GAAP gross margin for the quarter was 65.2%, an increase of 320 basis points year-over-year. This improvement is a result of favorable revenue mix-shifts towards high margin cloud revenue.
•Q1 GAAP operating margin decreased 0.8% year-over year, while non-GAAP operating margin increased 1.4% year-over-year due to the gross margin dynamics noted, offset in part by our continued ramp of strategic investments in Sales and R&D.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

4	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Liquidity and Capital

($ in millions except earnings per share)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Year-Year Change*

Cash & Marketable Securities	$510.0	$526.2	$312.8	$372.3	$372.3	$374.3	($135.7)
Cash Flow from Continuing Operations	$44.7	$70.9	$14.6	$62.4	$192.6	$54.6	$9.9
Days Sales Outstanding (DSO)	57	54	58	51	56	56	-1
Debt Maturity Value	$1,837.0	$1,896.5	$1,666.5	$1,666.5	$1,666.5	$1,666.5	($170.5)
Gross Debt Leverage Ratio				5.4	5.4	5.4
Net Debt Leverage Ratio				4.2	4.2	4.2
Shares Repurchased	5.7	3.8	—	—	9.5	—
Shares Repurchase Average Price	$16.24	$20.40	$—	$—	$17.89	$—
Shares Repurchased Consideration	$92.4	$76.8	$—	$—	$169.2	$—

5.625% High Yield Bond due 2026	$500.0	$500.0	$500.0	$500.0	$500.0	$500.0	$—
2.750% Convertible puttable 2021	$46.6	$—	$—	$—	$—	$—	($46.6)
1.50% Convertible puttable 2021	$263.9	$227.4	$227.4	$227.4	$227.4	$227.4	($36.5)
1.25% Convertible due 2025	$350.0	$262.7	$262.7	$262.7	$262.7	$262.7	($87.3)
1.00% Convertible puttable 2022	$676.5	$676.5	$676.5	$676.5	$676.5	$676.5	$—
LIBOR + 1.75% Revolver due 2021	$—	$230.0	$—	$—	$—	$—	$—
Total Debt Maturity Value	$1,837.0	$1,896.6	$1,666.5	$1,666.5	$1,666.5	$1,666.5	-$170.5

•Total Cash Flow from Continuing Operations increased $9.9 million compared to Q1 2020.
•We ended the quarter with a cash and marketable securities balance of $374.3 million, above our minimum cash balance target range of $200 million to $300 million.
•We continue to remain focused on our capital allocation priorities. In February, we replaced our revolving credit facility with a new revolver, maturing in 2026 with an upsized amount of $300 million. We did not repurchase any shares during the quarter, and have $261 million remaining under our share repurchase board authorization.
•Gross leverage was 5.4x on a continuing operations basis. This temporary increase in leverage profile is due to our reduced EBITDA base as a result of the planned divestiture of our medical transcription and EHR go-live services businesses. Going forward, our target gross leverage ratio of 4.0x is contemplated in our operating and capital allocation plans.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

5	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Discussion of Segments

Table: Segment Revenue, Segment Profit and Margin

($ in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Year-Year Change*

Healthcare Revenue	$213.8	$171.0	$160.1	$175.3	$720.2	$199.3	($14.5)
Organic Revenue Growth					2%	(7)%
Healthcare Segment Profit	$73.7	$53.3	$48.7	$53.9	$229.6	$74.8	$1.1
Healthcare Segment Profit Margin	34.5%	31.2%	30.4%	30.8%	31.9%	37.5%	3.1%
Enterprise Revenue	$138.5	$137.4	$130.4	$123.7	$530.0	$139.2	$0.7
Organic Revenue Growth	7%	19%	(5)%	(3)%	4%	—%	(6)%
Enterprise Segment Profit	$41.8	$38.0	$36.5	$28.1	$144.5	$41.5	($0.3)
Enterprise Segment Profit Margin	30.2%	27.7%	28.0%	22.8%	27.3%	29.8%	(0.4)%
Strategic Revenue	$352.3	$308.4	$290.5	$299.0	$1,250.2	$338.5	($13.8)
Organic Revenue Growth					3%	(4)%
Strategic Segment Profit	$115.5	$91.3	$85.2	$82.1	$374.1	$116.3	$0.8
Strategic Segment Profit Margin	32.8%	29.6%	29.3%	27.5%	29.9%	34.4%	1.6%
Other Revenue	$9.3	$7.7	$8.1	$8.7	$33.9	$7.3	($2.0)
Organic Revenue Growth	(33)%	(29)%	(26)%	(37)%	(32)%	(19)%	14%
Other Segment Profit	$5.1	$3.8	$5.0	$5.7	$19.7	$5.0	($0.1)
Other Segment Profit Margin	54.9%	49.7%	61.8%	65.3%	58.1%	68.4%	13.5%
Total Nuance Revenue	$361.6	$316.1	$298.6	$307.7	$1,284.1	$345.8	($15.8)
Organic Revenue Growth					2%	(4)%
Total Nuance Segment Profit	$120.6	$95.2	$90.2	$87.8	$393.8	$121.3	$0.7
Total Nuance Segment Profit Margin	33.4%	30.1%	30.2%	28.5%	30.7%	35.1%	1.7%

•In Q1, Healthcare revenue declined 7% year-over-year due to the expected loss of a government coding contract that did not renew. Despite this growth headwind, our strategic cloud transition in Healthcare continues to show strong growth in our cloud offerings, as outlined on the next page. This growth was partially offset by expected headwinds to our license and M&S revenue as we continue to shift customers from on premise to cloud offerings, which will result in a more ratable, recurring revenue model within the segment.
•Enterprise revenue was roughly flat year-over-year, driven by growth in Intelligent Engagement, and in particular, our Security & Biometrics offerings. This growth was offset by a year-over-year decline in our on-premise Voice IVR business due to a particularly strong licensing quarter in Q1 2020, creating a difficult compare. As a reminder, Enterprise revenues, and the subsequent segment margins, remain subject to fluctuation from period-to-period due to the timing of license activity, and we encourage investors to analyze the segment performance on an annual basis.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

6	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Table: Healthcare Non-GAAP Cloud Revenue Detail

($ in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Year-Year Change*

Dragon Medical & DAX Cloud	$65.8	$67.6	$71.4	$75.3	$280.1	$80.6	$14.8
year-over-year					38%	22%

Radiology Cloud	$7.3	$7.8	$8.0	$8.8	$31.9	$9.8	$2.4
year-over-year					16%	33%

Non-Clinical Cloud	$7.7	$10.3	$9.9	$11.7	$39.6	$13.1	$5.4
year-over-year					51%	70%
Healthcare Cloud	$80.8	$85.7	$89.3	$95.8	$351.7	$103.4	$22.6
year-over-year					37%	28%

•Dragon Medical & DAX Cloud revenue increased 22% year-over-year, driven by continued progress in our ongoing transition of our on-premise installed base of Dragon Medical to our Dragon Medical One cloud offering, as well as progress selling Dragon Medical Cloud in international, ambulatory and community markets.
•Our Radiology Cloud revenue increased 33% year-over-year, as we continue to make solid progress in converting our Radiology on-premise installed base to the cloud and driving adoption of our cloud-based add-on offerings. This growth in cloud was more than offset by the decline in Product & License revenue, as outlined on the next page.
•Non-Clinical Cloud revenue increased 70%, driven by strength in our CDE One offering as we continue to convert on-premise customers to the cloud.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

7	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Table: Healthcare Non-GAAP Revenue Detail

($ in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Year-Year Change*
Dragon Medical & DAX Cloud	$65.8	$67.6	$71.4	$75.3	$280.1	$80.6	$14.8
year-over-year					38%	22%

Dragon Medical Product & Licensing	$13.0	$13.3	$10.6	$13.1	$50.0	$12.4	($0.6)
year-over-year					(27)%	(4)%

Dragon Medical M&S	$6.8	$7.9	$7.3	$7.6	$29.6	$7.4	$0.6
year-over-year					(40)%	8%

Dragon Medical	$85.6	$88.8	$89.2	$96.1	$359.7	$100.3	$14.8
year-over-year					12%	17%

Radiology Cloud	$7.3	$7.8	$8.0	$8.8	$31.9	$9.8	$2.4
year-over-year					16%	33%

Radiology Product & Licensing	$14.4	$13.0	$10.9	$8.8	$47.1	$11.6	($2.8)
year-over-year					(23)%	(19)%

Radiology M&S	$15.7	$14.9	$15.9	$15.4	$61.9	$15.5	($0.2)
year-over-year					4%	(1)%

Radiology PS	$3.3	$3.1	$2.6	$3.7	$12.7	$1.5	($1.7)
year-over-year					(4)%	(53)%

Radiology	$40.7	$38.7	$37.4	$36.7	$153.5	$38.4	($2.3)
year-over-year					(5)%	(6)%

Other	$87.5	$43.4	$33.4	$42.5	$206.9	$60.6	($27.0)
year-over-year					(6)%	(31)%

Total Healthcare Revenues	$213.8	$171.0	$160.1	$175.3	$720.2	$199.3	($14.5)
year-over-year					3%	(7)%

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

8	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Guidance Introduction

We are updating our 2021 guidance to reflect the impact from an extension of a government Coding contract which we did not anticipate to be extended or renewed. Our updated guidance reflects approximately $15 million of incremental revenue from this extension, the majority of which will be recognized during Q2. Thereafter, our guidance assumes no further extension or renewal of this contract. We are also updating our full year diluted share count guidance to reflect the impact of the recent accretion in our stock price and the corresponding shares associated with our convertible notes.

Taking these dynamics into consideration, we are updating our 2021 Guidance as follows:

•Increasing our revenue guidance to an updated range of $1,342 million to $1,382 million, an increase of $15 million at the midpoint. This results in organic growth of between 5% and 8%, up from 3% to 7% previously.
•Our full year EPS guidance remains unchanged despite the higher revenue expectation, due to accelerated R&D and Sales investments and an increase in our expected diluted share count from 313 million to 318 million shares.
•We now expect Healthcare revenue for fiscal year 2021 in the range of $782 million to $802 million, implying 9% to 11% growth year-over-year.
•We are maintaining all other full year guidance ranges, including our Healthcare ARR guidance range, which contemplates a DAX ARR contribution of $10 to $20 million.
Reflecting the factors outlined above, we are updating our guidance for fiscal year 2021 as follows:

Table: Fiscal 2021 Guidance Summary

($ in millions except earnings per share)	Prior 2021 Guidance		Adjustments		Current 2021 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Total GAAP Revenue	$1,327	$1,367	$15	$15	$1,342	$1,382
Total Non-GAAP Revenue	$1,327	$1,367	$15	$15	$1,342	$1,382
Non-GAAP Gross Margin	~ 66%				~ 66%
Non-GAAP Operating Margin	25.0%	26.0%			25.0%	26.0%
Non-GAAP Net Interest & Other	$40	$45			$40	$45
Non-GAAP Tax Rate	23.0%	24.0%			23.0%	24.0%
Cash Taxes	$20	$25			$20	$25
Diluted Share Count	313.0	313.0	5.0	5.0	318.0	318.0
GAAP EPS	$0.00	$0.08			$0.00	$0.08
Non-GAAP Diluted EPS	$0.71	$0.77			$0.71	$0.77
Depreciation	$35	$37			$35	$37
Cash Flow From Continuing Operations (CFFO)	$270	$310			$270	$310
Capital Expenditures	$55	$60			$55	$60
Free Cash Flow (FCF)	$215	$250			$215	$250
Healthcare ARR	$510	$540			$510	$540

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

9	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Table: Fiscal 2021 Segment Guidance

($ in millions)	Prior 2021 Guidance		Adjustments		Current 2021 Guidance
	LOW	HIGH	LOW	HIGH	LOW	HIGH
Healthcare Revenue	$767	$787	$15	$15	$782	$802
Organic Revenue Growth	7%	9%	2%	2%	9%	11%
Healthcare Segment Profit Margin	33%	34%			33%	34%
Enterprise Revenue	$538	$556			$538	$556
Organic Revenue Growth	2%	5%			2%	5%
Enterprise Segment Profit Margin	29%	30%			29%	30%
Strategic Revenue	$1,305	$1,343	$15	$15	$1,320	$1,358
Organic Revenue Growth	4%	7%	2%	2%	6%	9%
Other Revenue	$22	$24			$22	$24
Organic Revenue Growth	(33%)	(27%)			(33%)	(27%)
Other Segment Profit Margin	61%	62%			61%	62%
Total Nuance Revenue	$1,327	$1,367	$15	$15	$1,342	$1,382
Organic Revenue Growth	3%	7%	2%	1%	5%	8%
Table: Fiscal 2021 Healthcare Cloud Revenue Detail Guidance

($ in millions)	2021 Healthcare Cloud Revenue Guidance
	LOW	HIGH
Dragon Medical + DAX Cloud	$356	$362
Organic Revenue Growth	27%	29%
Radiology Cloud	$48	$52
Organic Revenue Growth	51%	64%
Non-Clinical Cloud	$50	$52
Organic Revenue Growth	27%	32%
Total Healthcare Cloud	$454	$466
Organic Revenue Growth	29%	33%

Q2 2021 Guidance

We are providing the following guidance for our second quarter of fiscal year 2021:

Table: Q2 2021 Guidance

($ in millions except earnings per share)	Q2 2021 LOW Guidance	Q2 2021 HIGH Guidance
GAAP Revenue	$332	$350
Non-GAAP Revenue	$332	$350
GAAP EPS	($0.04)	$0.02
Non-GAAP Diluted EPS	$0.14	$0.18

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

10	2021 First Quarter Results
Prepared Remarks
February 8, 2021

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a technology pioneer with market leadership in conversational AI and ambient intelligence. A full-service partner trusted by 90 percent of U.S. hospitals and 85 percent of the Fortune 100 across the globe, we create intuitive solutions that amplify people’s ability to help others.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the impact of the COVID-19 pandemic; the effects of competition, including pricing pressure, and changing business models in the markets and industries in which we operate; fluctuations in demand for our existing and future products; changes to economic, political, and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; our ability to control and successfully manage our expenses and cash position; cybersecurity and data privacy incidents or breaches, and related remediation and investigation; our ability to comply with applicable domestic and international laws and policies; fluctuating currency rates; possible quality issues in our products and technologies; our ability to realize anticipated synergies from acquired businesses, to cut stranded costs related to divested businesses, and to capture the expected value from strategic transactions; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward- looking statements as a result of developments occurring after the date of this document.

Definitions
Certain supplemental data provided in the prepared call remarks above are based upon internal Nuance definitions that are important for the reader to understand.

Non-GAAP Organic Revenue Growth. Organic revenue growth is calculated by comparing current period non-GAAP (“Generally Accepted Accounting Principles”) revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired as if we had owned the business in all periods presented, and similarly exclude revenue from business dispositions as if we had not owned the disposed business in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar-denominated transactions recorded in those entities, converted into United States dollars using the average exchange rates from the prior-year period rather than the actual exchange rates in effect during the current period.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

11	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Gross Debt Leverage Ratio. Gross Debt Leverage Ratio represents the ratio of the total debt principal outstanding as of the end of the reporting period to the trailing-twelve-month EBITDA (as defined below) from continuing operations.

Net Debt Leverage Ratio. Net Debt Leverage Ratio represents the ratio of the total debt principal outstanding, net of total cash and marketable securities, as of the end of the reporting period, to the trailing-twelve-month EBITDA from continuing operations.

Segment Profit. Segment profit reflects the direct controllable costs of each Segment together with an allocation of sales and corporate marketing expenses, and certain research and development project costs that benefit multiple product offerings. Segment profit represents income from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related costs, net, restructuring and other charges, net, costs associated with intellectual property collaboration agreements, other income (expense), net and certain unallocated corporate expenses.

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non- GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non- GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition- related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended September 30,

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

12	2021 First Quarter Results
Prepared Remarks
February 8, 2021

2020 and 2019, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Restructuring and other costs, net.
Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other charges include litigation contingency reserves, asset impairment charges, expenses associated with the malware incident that occurred in the third quarter of fiscal year 2017 (the "2017 Malware Incident") and gains or losses on the sale or disposition of certain non-strategic assets or product lines.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

13	2021 First Quarter Results
Prepared Remarks
February 8, 2021

are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i)    Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii)    Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)    Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:
(i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by our stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

14	2021 First Quarter Results
Prepared Remarks
February 8, 2021

continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP Operating Income and Non-GAAP EBITDA.
Our non-GAAP operating income includes acquisition-related revenue adjustments but excludes non-GAAP expenses such as stock compensation, amortization of intangible assets, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations. Our non-GAAP EBITDA represents our non-GAAP operating income, adding back depreciation expense.

Non-GAAP income tax provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Financial Tables Follow

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

15	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended December 31,
	2020	2019
Revenues:
Hosting and professional services	$195,832	$173,921
Product and licensing	86,037	125,015
Maintenance and support	63,884	62,573
Total revenues	345,753	361,509

Cost of revenues:
Hosting and professional services	105,615	101,330
Product and licensing	14,415	33,944
Maintenance and support	7,486	7,863
Amortization of intangible assets	4,262	6,569
Total cost of revenues	131,778	149,706

Gross profit	213,975	211,803

Operating expenses:
Research and development	56,457	54,605
Sales and marketing	65,405	65,776
General and administrative	41,145	38,334
Amortization of intangible assets	10,531	9,189
Acquisition-related costs, net	325	1,220
Restructuring and other charges, net	8,566	6,683
Total operating expenses	182,429	175,807

Income from operations	31,546	35,996

Other expenses, net	(22,289)	(33,669)

Income before income taxes	9,257	2,327

Provision (benefit) for income taxes	2,303	(41,297)

Net income from continuing operations	6,954	43,624
Net income from discontinued operations	7,941	5,061
Net income	$14,895	$48,685

Net income per common share - basic:
Continuing operations	$0.02	$0.15
Discontinued operations	0.03	0.02
Total net income per basic common share	$0.05	$0.17

Net income per common share - diluted:
Continuing operations	$0.02	$0.15
Discontinued operations	0.03	0.02
Total net income per diluted common share	$0.05	$0.17

Weighted average common shares outstanding:
Basic	283,818	284,130
Diluted	314,210	289,453

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

16	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	December 31, 2020	September 30, 2020

ASSETS
Current assets:
Cash and cash equivalents	$299,446	$301,233
Marketable securities	74,862	71,114
Accounts receivable, net	216,447	175,583
Prepaid expenses and other current assets	157,482	152,563
Current assets of discontinued operations	35,965	35,492
Total current assets	784,202	735,985

Land, building and equipment, net	138,639	137,299
Goodwill	2,131,095	2,120,495
Intangible assets, net	153,424	167,270
Right-of-use assets	101,172	104,839
Other assets	262,464	248,414
Long-term assets of discontinued operations	76,689	79,030
Total assets	$3,647,685	$3,593,332

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1,053,011	$432,209
Contingent and deferred acquisition payments	4,524	4,224
Accounts payable	81,461	71,833
Accrued expenses and other current liabilities	157,779	199,254
Deferred revenue	273,145	249,484
Current liabilities of discontinued operations	26,160	29,138
Total current liabilities	1,596,080	986,142

Long-term debt	495,977	1,104,464
Deferred revenue, net of current portion	101,632	98,696
Deferred tax liability	64,094	70,116
Operating lease liabilities	100,339	103,996
Other liabilities	65,085	64,597
Long-term liabilities of discontinued operations	18,099	21,388
Total liabilities	2,441,306	2,449,399

Mezzanine Equity	53,343	—

Stockholders' equity	1,153,036	1,143,933
Total liabilities and stockholders' equity	$3,647,685	$3,593,332

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

17	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income from continuing operations	$6,954	$43,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,993	7,793
Amortization	14,793	15,758
Stock-based compensation	34,906	30,402
Non-cash interest expense	12,324	12,744
Deferred tax benefit	(5,435)	(42,900)
Loss on extinguishment of debt	—	15,000
Other	3,028	41
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(40,023)	(21,164)
Prepaid expenses and other assets	(5,892)	27,414
Accounts payable	11,636	(1,703)
Accrued expenses and other liabilities	(9,480)	(70,017)
Deferred revenue	23,814	27,686
Net cash provided by operating activities - continuing operations	54,618	44,678
Net cash provided by operating activities - discontinued operations	6,570	8,875
Net cash provided by operating activities	61,188	53,553
Cash flows from investing activities:
Capital expenditures	(17,400)	(14,204)
Purchases of marketable securities and other investments	(41,366)	(86,699)
Proceeds from sales and maturities of marketable securities and other investments	37,582	82,588
Payments for business and asset acquisitions, net of cash acquired	(250)	—
Other	(545)	1,272
Net cash used in investing activities	(21,979)	(17,043)
Cash flows from financing activities:
Repurchase and redemption of debt	—	(313,500)
Net distribution from Cerence upon the spin-off	—	139,090
Payments for repurchase of common stock	—	(92,444)
Payments for taxes related to net share settlement of equity awards	(43,729)	(29,958)
Other financing activities	(6)	(725)
Net cash used in financing activities	(43,735)	(297,537)
Effects of exchange rate changes on cash and cash equivalents	2,739	1,524
Net decrease in cash and cash equivalents	(1,787)	(259,503)
Cash and cash equivalents at beginning of period	301,233	560,961
Cash and cash equivalents at end of period	$299,446	$301,458

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

18	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021

GAAP revenue	$361.5	$315.9	$298.6	$307.7	$1,283.8	$345.8
Acquisition-related revenue adjustments	0.1	0.2	—	—	0.3	—
Non-GAAP revenue	$361.6	$316.1	$298.6	$307.7	$1,284.1	$345.8

GAAP gross profit	$211.8	$191.9	$178.3	$180.8	$762.8	$214.0
Acquisition-related revenue adjustments	0.1	0.2	—	—	0.3	—
Amortization of intangible assets (1)	6.6	6.6	6.4	8.1	27.6	4.3
Stock-based compensation (2)	5.5	6.4	6.2	6.7	24.9	7.1
Other	0.1	(0.1)	—	—	—	—
Non-GAAP gross profit	$224.0	$204.9	$190.9	$195.6	$815.5	$225.3

GAAP income (loss) from operations	$36.0	$11.2	$11.9	$(0.5)	$58.7	$31.5
Acquisition-related revenue adjustments	0.1	0.2	—	—	0.3	—
Amortization of intangible assets (1)	15.8	15.1	14.9	19.5	65.2	14.8
Stock-based compensation (2)	30.4	32.1	32.5	34.6	129.6	34.9
Acquisition-related costs, net	1.2	1.7	0.8	(0.7)	2.9	0.3
Restructuring and other costs, net	6.7	6.2	1.9	2.8	17.5	8.6
Other	0.2	(1.4)	1.9	3.3	3.9	1.3
Non-GAAP income from operations	$90.4	$65.0	$63.8	$59.0	$278.2	$91.4

GAAP net income (loss)	$43.6	$(26.5)	$2.3	$(32.4)	$(13.0)	$7.0
(Benefit) provision for income taxes	(41.3)	13.9	(12.8)	9.3	(30.9)	2.3
Other expense, net	33.7	23.8	22.4	22.6	102.6	22.3
Acquisition-related revenue adjustments	0.1	0.2	—	—	0.3	—
Amortization of intangible assets (1)	15.8	15.1	14.9	19.5	65.2	14.8
Stock-based compensation (2)	30.4	32.1	32.5	34.6	129.6	34.9
Acquisition-related costs, net	1.2	1.7	0.8	(0.7)	2.9	0.3
Restructuring and other costs, net	6.7	6.2	1.9	2.8	17.5	8.6
Depreciation expense	7.8	7.3	7.2	8.2	30.5	8.0
Other	0.2	(1.4)	1.9	3.3	3.9	1.3
Non-GAAP EBITDA	$98.2	$72.3	$71.1	$67.1	$308.7	$99.4
Schedules may not add due to rounding.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

19	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions, except per share amounts)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021

GAAP net income (loss) from continuing operations	$43.6	$(26.5)	$2.3	$(32.4)	$(13.0)	$7.0
Acquisition-related revenue adjustments	0.1	0.2	—	—	0.3	—
Amortization of intangible assets (1)	15.8	15.1	14.9	19.5	65.2	14.8
Stock-based compensation (2)	30.4	32.1	32.5	34.6	129.6	34.9
Acquisition-related costs, net	1.2	1.7	0.8	(0.7)	2.9	0.3
Restructuring and other costs, net	6.7	6.2	1.9	2.8	17.5	8.6
Non-cash interest expense and other	12.4	12.3	12.0	12.2	48.8	12.3
Loss on extinguishment of debt	14.7	3.6	—	—	18.3	—
Non-GAAP tax adjustments	(61.8)	2.4	(24.3)	3.1	(80.6)	(16.4)
Other	0.4	(1.1)	0.4	3.0	2.8	1.1
Non-GAAP net income	$63.5	$45.9	$40.5	$42.1	$192.0	$62.5

GAAP diluted net income (loss) per share	$0.15	$(0.09)	$0.01	$(0.11)	$(0.05)	$0.02
Amortization of intangible assets (1)	0.05	0.05	0.05	0.06	0.22	0.05
Stock-based compensation (2)	0.11	0.11	0.11	0.11	0.44	0.11
Acquisition-related costs, net	—	0.01	—	—	0.01	—
Restructuring and other costs, net	0.02	0.02	0.01	0.01	0.06	0.03
Non-cash interest expense and other	0.04	0.04	0.04	0.04	0.17	0.04
Loss on extinguishment of debt	0.05	0.01	—	—	0.06	—
Non-GAAP tax adjustments	(0.21)	0.01	(0.08)	0.01	(0.28)	(0.05)
Other	—	—	—	0.01	0.02	—
Non-GAAP diluted net income per share	$0.22	$0.16	$0.14	$0.14	$0.66	$0.20

Diluted weighted average shares outstanding	289,453	286,949	287,852	303,689	291,994	314,210

GAAP (benefit) provision for income taxes	$(41.3)	$13.9	$(12.8)	$9.3	$(30.9)	$2.3
Income tax effect of non-GAAP adjustments	20.3	12.4	6.7	11.6	51.0	12.4
Removal of valuation allowance and other items	41.5	(7.5)	2.7	(9.9)	26.9	3.4
Removal of discrete items	—	(7.3)	14.8	(4.8)	2.7	0.6
Non-GAAP provision for income taxes	$20.5	$11.5	$11.5	$6.2	$49.7	$18.8

GAAP interest expense	$23.8	$23.6	$23.7	$22.8	$94.0	$23.0
Non-cash interest expense	(12.4)	(12.3)	(12.0)	(12.2)	(48.8)	(12.3)
Non-GAAP interest expense	$11.4	$11.3	$11.7	$10.7	$45.2	$10.7
Schedules may not add due to rounding.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

20	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021

(1) Amortization of intangible assets
Amortization of intangible assets - Costs	$6.6	$6.6	$6.4	$8.1	$27.6	$4.3
Amortization of intangible assets - Operating expenses	9.2	8.5	8.6	11.4	37.7	10.5
Total	$15.8	$15.1	$14.9	$19.5	$65.2	$14.8

(2) Stock-based compensation
Cost of hosting and professional services	$5.0	$5.8	$5.7	$6.2	$22.7	$6.6
Cost of product and licensing	0.1	0.1	0.1	0.1	0.5	0.1
Cost of maintenance and support	0.4	0.4	0.4	0.5	1.7	0.4
Research and development	8.4	8.3	8.5	8.6	33.9	8.4
Sales and marketing	7.0	7.8	8.0	9.0	31.8	8.9
General and administrative	9.4	9.7	9.7	10.2	39.0	10.5
Total	$30.4	$32.1	$32.5	$34.6	$129.6	$34.9
Schedules may not add due to rounding.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

21	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Total Revenues from Continuing Operations	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021

GAAP Revenues	$361.5	$315.9	$298.6	$307.7	$1,283.8	$345.8
Adjustment	0.1	0.2	—	—	0.3	—
Non-GAAP Revenues	$361.6	$316.1	$298.6	$307.7	$1,284.1	$345.8

Healthcare	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021
GAAP Revenues	$213.8	$171.0	$160.1	$175.3	$720.2	$199.3
Adjustment	—	—	—	—	—	—
Non-GAAP Revenues	$213.8	$171.0	$160.1	$175.3	$720.2	$199.3

Enterprise	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021
GAAP Revenues	$138.4	$137.2	$130.4	$123.7	$529.7	$139.2
Adjustment	0.1	0.2	—	—	0.3	—
Non-GAAP Revenues	$138.5	$137.4	$130.4	$123.7	$530.0	$139.2

Other	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021
GAAP Revenues	$9.3	$7.7	$8.1	$8.7	$33.9	$7.3
Adjustment	—	—	—	—	—	—
Non-GAAP Revenues	$9.3	$7.7	$8.1	$8.7	$33.9	$7.3

Schedules may not add due to rounding.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

22	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	Q1	Q2	Q3	Q4	FY	Q1
	2020	2020	2020	2020	2020	2021

Total segment revenues	$361.6	$316.1	$298.6	$307.7	$1,284.1	$345.8
Acquisition-related revenue adjustments	(0.1)	(0.2)	—	—	(0.3)	—
Total consolidated revenues	$361.5	$315.9	$298.6	$307.7	$1,283.8	$345.8

Total segment profit	$120.6	$95.2	$90.2	$87.8	$393.8	$121.3
Corporate expenses and other, net	(30.4)	(28.7)	(28.3)	(32.1)	(119.5)	(31.1)
Acquisition-related revenues	(0.1)	(0.2)	—	—	(0.3)	—
Stock-based compensation	(30.4)	(32.1)	(32.5)	(34.6)	(129.6)	(34.9)
Amortization of intangible assets	(15.8)	(15.1)	(14.9)	(19.5)	(65.2)	(14.8)
Acquisition-related costs, net	(1.2)	(1.7)	(0.8)	0.7	(2.9)	(0.3)
Restructuring and other charges, net	(6.7)	(6.2)	(1.9)	(2.8)	(17.5)	(8.6)
Other expenses, net	(33.7)	(23.8)	(22.4)	(22.6)	(102.6)	(22.3)
Income (loss) before income taxes	$2.3	$(12.6)	$(10.5)	$(23.1)	$(43.9)	$9.3

Schedules may not add due to rounding.

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

23	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three Months Ended March 31, 2021
	Low	High
GAAP revenue	$332,000	$350,000
Acquisition-related adjustment - revenue	—	—
Non-GAAP revenue	$332,000	$350,000

GAAP net (loss) income per share	$(0.04)	$0.02
Amortization of intangible assets	0.05	0.05
Non-cash stock-based compensation	0.11	0.11
Non-cash interest expense	0.04	0.04
Adjustment to income tax expense	(0.03)	(0.04)
Other	0.01	—
Non-GAAP net income per share	$0.14	$0.18

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	285,500	285,500
Weighted average common shares: diluted	321,000	321,000

© 2021 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

24	2021 First Quarter Results
Prepared Remarks
February 8, 2021

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Twelve months ended September 30, 2021
	Low	High
GAAP revenue	$1,342,000	$1,382,000
Acquisition-related adjustment - revenue	—	—
Non-GAAP revenue	$1,342,000	$1,382,000

GAAP net income per share	$—	$0.08
Acquisition-related costs, net	0.02	0.02
Amortization of intangible assets	0.18	0.18
Non-cash stock-based compensation	0.46	0.46
Non-cash interest expense	0.16	0.16
Adjustment to income tax expense	(0.14)	(0.16)
Restructuring and other charges, net	0.04	0.04
Other	(0.01)	(0.01)
Non-GAAP net income per share	$0.71	$0.77

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	286,000	286,000
Weighted average common shares: diluted	318,000	318,000

© 2021 Nuance Communications, Inc. All rights reserved